                                                                                                                      Exhibit 5.1

                               Opinion and Consent of Dewey Ballantine LLP with respect to the legality of the securities being registered

                                                            April 20, 2001

MedImmune, Inc.
35 West Watkins Mill Road
Gaithersburg, Maryland 20878

Gentlemen:

         We have acted as counsel to MedImmune, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 3,000,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), which may be issued pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

         We have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, we are of the opinion that:

         1.  The issuance of the Shares under the Plan has been lawfully and duly authorized; and

         2.  When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassesable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of
1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ DEWEY BALLANTINE LLP